UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2011

____________________________

Quest Diagnostics Incorporated
(Exact Name of Registrant as Specified in Its Charter)
___________________________

Delaware
(State or other jurisdiction of Incorporation)

001-12215	16-1387862
(Commission File Number)	(I.R.S. Employer Identification No.)

Three Giralda Farms
Madison, NJ 07940	07940
(Address of principal executive offices)	(Zip Code)

(973) 520-2700
(Registrant’s telephone number, including area code)

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

To the extent required by Item 5.02 of Form 8-K, the information contained in Item 8.01 of this Current Report is hereby incorporated by reference into this Item 5.02.

Item 8.01	Other Events

On February 4, 2011, Quest Diagnostics Incorporated (the “Company”) waived the applicability of certain provisions of the stockholders’ agreement, dated as of August 16, 1999, as amended, between the Company and a subsidiary of GlaxoSmithKline plc (“GSK”). The provisions would have resulted in the deemed resignation of Mr. John Ziegler, a director of the Company designated by GSK, upon GSK’s sale of all of its holdings of the Company’s common stock on February 4, 2011 (the “GSK Share Sale”). As a result of such waiver, Mr. Ziegler will not be deemed to have resigned upon consummation of the GSK Share Sale and will continue to serve as a director of the Company.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

February 9, 2011

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ William J. O’Shaughnessy, Jr.
Name: William J. O’Shaughnessy, Jr.
Title: Assistant General Counsel and Secretary